CSFB05-10

Group 12

Pay rules

1.

Pay the 12P1 until retired

Notes

Pxing Speed = 100 PPC (8 CPR TO 24 CPR OVER 12 MONTHS, 24 CPR          THEREAFTER)

Settlement = 10/31/05